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                                                                    EXHIBIT 23.3
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                             ACCOUNTANTS' CONSENT
                             --------------------


The Board of Directors
Jones Intercable, Inc.

We consent to the incorporation by reference of our report dated April 4, 1997, with respect to the balance sheets of Maryland Cable Partners, L.P. as of December 31, 1996 and 1995, and the related statements of operations, partners' capital, and cash flows for each of the years then ended, which report appears in the Form 8-K/A No. 1 to its Current Report on Form 8-K dated January 31, 1997 of Jones Intercable, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------
                                            KPMG PEAT MARWICK LLP


McLean, Virginia
November 12, 1997